UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2017, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, ACREFI Management, LLC, the Company’s external manager (the “Manager”), and, as representatives of the several underwriters named therein (the “Underwriters”), Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, $200.0 million principal amount of the Company’s 4.75% Convertible Senior Notes due 2022 (the “Notes”). In addition, the Company granted to the Underwriters the option to purchase, within a period of 13 days beginning on, and including, the date the Notes are first issued, up to an additional $30.0 million principal amount of Notes. This option was exercised in full on August 18, 2017. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

On August 21, 2017, the Company issued $230.0 million aggregate principal amount of the Notes, which includes $30.0 million aggregate principal amount of the Notes issued pursuant to the Underwriters’ exercise of their option to purchase additional Notes. The public offering generated net proceeds of approximately $224.6 million, after deducting the underwriting discount and estimated offering expenses.

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of March 17, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of August 21, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with respect to the Notes.

The Notes bear interest at a rate of 4.75% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018. However, the final interest payment date will occur on August 23, 2022, and no interest payment date will occur on August 15, 2022. The Notes will mature on August 23, 2022, unless earlier repurchased, redeemed or converted. Upon conversion, holders of the Notes will receive cash, shares of common stock of the Company, par value $0.01 per share (“Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election. If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of such holders’ Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Holders may convert all or a portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the Notes have been previously repurchased or redeemed by the Company.

Any conversion of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial conversion rate for each $1,000 aggregate principal amount of the Notes is 50.2260 shares of Common Stock, equivalent to a conversion price of approximately $19.91 per share of Common Stock, which is an approximately 10% premium to the closing per share price of the Common Stock on August 15, 2017. The conversion rate is subject to adjustment in certain circumstances.

The Company may not redeem the Notes prior to the maturity date, except to the extent, and only to the extent, necessary to preserve the Company’s status as a real estate investment trust (“REIT”). If the Company determines that redeeming the Notes is necessary to preserve its status as a REIT, then the Company may redeem all or part of the Notes at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In the case of an event of default arising out of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on all the Notes will automatically become due and payable.

The Notes are senior unsecured obligations of the Company and senior in right of payment to any existing and future indebtedness of the Company that is expressly subordinated in right of payment to the Notes; equal in right of payment to any existing and future liabilities of the Company that are not so subordinated; effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of the Company’s subsidiaries.

The preceding description is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, copies of which are attached or incorporated by reference hereto as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated August 15, 2017, by and among the Company, the Manager, and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

4.1	Indenture, dated as of March 17, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 21, 2014)

4.2	Second Supplemental Indenture, dated as of August 21, 2017, between the Company and Wells Fargo Bank, National Association, as Trustee (including the form of 4.75% Convertible Senior Note due 2022)

5.1	Opinion of Clifford Chance US LLP

8.1	Opinion of Clifford Chance US LLP

12.1	Statements of Computation of Ratios of Earning to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2017

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 15, 2017, by and among the Company, the Manager, and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

4.1	Indenture, dated as of March 17, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 21, 2014)

4.2	Second Supplemental Indenture, dated as of August 21, 2017, between the Company and Wells Fargo Bank, National Association, as Trustee (including the form of 4.75% Convertible Senior Note due 2022)

5.1	Opinion of Clifford Chance US LLP

8.1	Opinion of Clifford Chance US LLP

12.1	Statements of Computation of Ratios of Earning to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)